UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2014

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Restricted Stock Award Agreement and Related Grants.

On February 12, 2014, the Compensation Committee of the Board of Directors of Affirmative Insurance Holdings, Inc. (Company) approved a revised form of restricted stock award agreement (Restricted Stock Award Agreement) to be used in connection with certain restricted stock grants to be issued under the Company’s 2004 Amended and Restated Stock Incentive Plan (Plan).

Vesting. Under the form of Restricted Stock Award Agreement, provided the Grantee continues to provide Continuous Service to the Registrant or any affiliate, one hundred percent (100%) of the restricted stock award shall vest on February 12, 2017.

Notwithstanding the foregoing, the restricted stock award shall immediately vest and become free of all restrictions in the event the Company terminates the grantee’s employment other than for cause or the grantee terminates employment for good reason. Additionally, if the grantee’s employment agreement is not renewed at expiration, the restricted stock award shall vest to the extent and only to the extent provided in Section 2(b) of the grantee’s employment agreement.

Voting and Dividend Rights With Respect to Restricted Shares. Each grantee under a Restricted Stock Award Agreement shall be eligible to exercise voting rights with respect to shares of restricted stock issued thereunder. Grantees of restricted stock under a Restricted Stock Award Agreement shall not be eligible to receive cash dividends paid on the restricted stock unless and until such shares of restricted stock fully vest.

Restricted Share Issuances to Certain Officers. On February 12, 2014, the Compensation Committee of the Company’s Board of Directors approved the following restricted stock award grants to Michael J. McClure, the Company’s principal executive officer, Earl R. Fonville, the Company’s principal financial officer, and Joseph G. Fisher, the Company’s other named executive officer:

Name and Position	Number of Restricted Shares Issued
Michael J. McClure, Chief Executive Officer	250,000
Joseph G. Fisher, President and Chief Operating Officer	147,000
Earl R. Fonville, EVP & Chief Financial Officer	75,000

All of the foregoing shares of restricted stock were issued in accordance with the terms and conditions of the Plan and were evidenced by the Company and each of Messrs. McClure, Fonville and Fisher in separate Restricted Stock Award Agreements, the form of which is filed herewith as Exhibit 10.1. In all cases, the foregoing Restricted Stock Award Agreements provide for, among other things, a grant date of February 12, 2014.

The descriptions of the terms of the revised form of Restricted Stock Award Agreement as set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text thereof, including exhibits, a copy of which being herewith filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Award Agreement

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

	By:	/s/ John P. Killacky
Date: February 19, 2014		Name: John P. Killacky
Title: Executive Vice President, General Counsel and Secretary